SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                               November 17, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                               NetSalon Corporation
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Delaware                   0-26375              84-1472120
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number


           5215 North O'Conner Road, Suite 200, Irving, Texas  75039
           -----------------------------------------------------------
           Address of Principal Executive Offices             Zip Code



                                (972) 443-9825
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code



















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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) On November 17, 2000, NetSalon Corporation (the "Registrant") engaged Travis Wolff & Company LLP as its independent accountants. Also on November 17, 2000, James E. Scheifley & Associates, P.C. was dismissed as the Registrant's independent accountants.

     (b) James E. Scheifley & Associates, P.C.'s reports on the Registrant's financial statements for the fiscal years ended June 30, 1999 and 2000 contained no adverse opinion or disclaimer of opinion nor were they qualified as to audit scope or accounting principles.

     (c) The Registrant's Board of Directors made the decision to engage Travis Wolff & Company LLP. The Registrant does not have an audit committee.

     (d) In connection with the prior audits for the fiscal years ended June 30, 1999 and 2000, and from June 30, 2000 to November 17, 2000, there have been no disagreements with James E. Scheifley & Associates, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (e) The Registrant did not consult with Travis Wolff & Company LLP with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (f) The Registrant has requested that James E. Scheifley & Associates, P.C. review the disclosures contained herein and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter will be filed as an exhibit to the Report by amendment.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  EXHIBITS.

          Exhibit 16 - Letter from James E. Scheifley & Associates, P.C.
                       (to be filed by amendment)


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   NETSALON CORPORATION



Dated: November 17, 2000            By:/s/ Jan R. Thurman
                                       Jan R. Thurman, CEO